Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 1, 2010, relating to the consolidated financial statements and financial statement schedule of Hansen Natural Corporation and subsidiaries, and the effectiveness of Hansen Natural Corporation and subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Hansen Natural Corporation for the year ended December 31, 2009.

Costa Mesa, California

November 17, 2010